SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                        _______________________________

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                      __________________________________


      Date of Report (Date of earliest event reported): October 21, 2002
                                                        ----------------


                             BPP LIQUIDATING TRUST
              (Exact name of Registrant as specified in charter)


          Maryland                        1-9524                02-6148466
 ----------------------------      ------------------------  ------------------
(State or other jurisdiction       (Commission file number)   (IRS employer
       of incorporation)                                    identification no.)


         100 Bush Street, 26th Floor, San Francisco, California 94104
         ------------------------------------------------------------
              (Address of principal executive offices) (Zip Code)


                                (415) 352-1700
                                --------------
             (Registrant's telephone number, including area code)


                                      N/A
                                --------------
             (Former name, former address and former fiscal year,
                        if changed since last report)

ITEM 5.  Other Events.

The trustees of the BPP Liquidating Trust (the "Trust") have determined to make a liquidating distribution in the amount of $0.50 per unit to the registered unitholders of the Trust. This distribution will be paid on or about October 30, 2002. A letter from the trustees of the Trust to the registered unitholders regarding the distribution and related matters will accompany the payment of the distribution.

Other recent events include:

On June 28, 2002, the Trust closed on the sale of Central Shopping Center, located in Ventura, California, for approximately $3,000,000.

On August 14, 2002, the Trust closed on the sale of the Palms to Pines shopping center, located in Palm Desert, California, for approximately $3,200,000.

A lawsuit originally filed in April 2002 by certain individuals and their investment companies that owned the Lake Arrowhead Village property immediately before an affiliate of Burnham Pacific Properties, Inc. acquired the property was settled and dismissed for a settlement value of approximately $850,000, which amount was fully reserved for in the most recently filed financial statements of Burnham Pacific Properties, Inc.


                 [Remainder of Page Left Blank Intentionally]

                                  SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be filed on its behalf by the undersigned, thereunto duly authorized.

                                                  BPP LIQUIDATING TRUST



Dated:  October 21, 2002                          By:  /s/ SCOTT C. VERGES
                                                      -------------------------
                                                      Name:    Scott C. Verges
                                                      Title:   Trustee